Exhibit 10.33

THIRD AMENDMENT TO THE
STONEMOR AMENDED AND RESTATED
2019 LONG-TERM INCENTIVE PLAN

THIS THIRD AMENDMENT (the “Third Amendment”) to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, as amended from time to time (the “Plan”), has been adopted by StoneMor Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS, Section 7(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation, Nominating and Governance Committee of the Board (the “Committee”) may amend the Plan from time to time without the consent of any other person except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded; and

WHEREAS, the Committee now desires to amend the Plan to delete the second sentence of Section 8(b).

NOW, THEREFORE, the Plan is hereby amended as set forth below:

The second sentence of Section 8(b) of the Plan is hereby deleted.